Exhibit 99.906CERT

EXHIBIT (b)

CERTIFICATIONS PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of PowerShares Exchange-Traded Fund Trust II (the “Registrant”) on Form N-CSR for the period ended April 30, 2015 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 24, 2015

/s/ Andrew Schlossberg
Name:	Andrew Schlossberg

Title:	President

Dated:	June 24, 2015

/s/ Steven Hill
Name:	Steven Hill

Title:	Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.